EXHIBIT 10.4

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
OF
PG&E CORPORATION
(As Amended Effective as of September 12, 2023)

______________________________________________

    This is the controlling and definitive statement of the Supplemental Executive Retirement Plan (“PLAN”)1 for ELIGIBLE EMPLOYEES of PG&E Corporation (“CORPORATION”), Pacific Gas and Electric Company (“COMPANY”) and such other companies, affiliates, subsidiaries, or associations as the BOARD OF DIRECTORS may designate from time to time. The PLAN is the successor plan to the Supplemental Executive Retirement Plan of the COMPANY. The PLAN as contained herein was first adopted effective January 1, 2005.

    No new participants can become eligible to accrue benefits under the PLAN on or after January 1, 2013, and existing participants in the PLAN as of January 1, 2013 shall cease to accrue further benefits under the Plan as of the date they become participants in Part III of the RETIREMENT PLAN. This Plan was further amended effective June 3, 2019 to reflect incentive structures adopted in connection with the CORPORATION’s and the COMPANY’s voluntary petition filed on January 29, 2019 pursuant to chapter 11 of title 11 of the U.S. Bankruptcy Code. This Plan was further amended effective September 12, 2023 to add claims and appeals procedures.

ARTICLE 1

DEFINITIONS
1.01    Basic SERP Benefit shall mean the benefit described in Section 2.01.
1.02    Board or Board of Directors shall mean the BOARD OF DIRECTORS of the CORPORATION or, when appropriate, any committee of the BOARD which has been delegated the authority to take action with respect to the PLAN.
1.03    Company shall mean the Pacific Gas and Electric Company, a California corporation.
1.04    Corporation shall mean PG&E Corporation, a California corporation.
1.05    Eligible Employee shall mean individuals who are, prior to January 1, 2013 (1) (a) employees of the COMPANY or, with respect to PG&E Corporation, PG&E Corporation Support Services, Inc., and PG&E Corporation Support Services II, Inc. only, (i) prior to April 1, 2007, were employees who transferred to PG&E Corporation, PG&E Corporation Support Services, Inc., or PG&E Corporation Support Services II, Inc. from Pacific Gas and Electric Company; or (ii) after March 31, 2007, all employees, and (b) officers in Officer Bands I-V, or (2) such other employees of the COMPANY, the CORPORATION, PG&E Corporation Support Services, Inc., PG&E Corporation Support Services II, Inc., or such other companies, affiliates, subsidiaries, or associations, as may be designated by the Chief Executive Officer of the CORPORATION. ELIGIBLE EMPLOYEES shall not include employees who retired prior to January 1, 2005, or whose employment relationship with any of the PARTICIPATING EMPLOYERS was otherwise terminated prior to January 1, 2005.
1    Words in all capitals are defined in Article I.

1.06    STIP Payment shall mean amounts received by an ELIGIBLE EMPLOYEE under the Short-Term Incentive Plan or other short-term or annual performance-based cash incentive plan (e.g., the 2019 Key Employee Incentive Plan) maintained by the CORPORATION prior to the date the ELIGIBLE EMPLOYEE becomes a participant in Part III of the RETIREMENT PLAN.
1.07    PART III of the RETIREMENT PLAN shall mean the cash balance benefit available under the RETIREMENT PLAN.
1.08    Participating Employer shall mean the COMPANY, the CORPORATION, PG&E Corporation Support Services, Inc., PG&E Corporation Support Services II, Inc., and any other companies, affiliates, subsidiaries or associations designated by the Chief Executive Officer of the CORPORATION.
1.09    Plan shall mean the Supplemental Executive Retirement Plan (“SERP”) as set forth herein and as may be amended from time to time.
1.010    Plan Administrator shall mean the Employee Benefit Committee or such individual or individuals as that Committee may appoint to handle the day-to-day affairs of the PLAN.
1.10    Retirement Plan shall mean the Pacific Gas and Electric Company Retirement Plan.
1.11    Salary shall mean the base salary received by an ELIGIBLE EMPLOYEE prior to the date the ELIGIBLE EMPLOYEE becomes a participant in Part III of the RETIREMENT PLAN. SALARY shall not include amounts received by an employee after such employee ceases to be an ELIGIBLE EMPLOYEE. For purposes of calculating benefits under the PLAN, SALARY shall not be reduced to reflect amounts that have been deferred under the PG&E Corporation Supplemental Retirement Savings Plan.
1.12    Service shall mean “credited service” as that term is defined in the RETIREMENT PLAN or, if the Nominating and Compensation Committee of the BOARD OF DIRECTORS has granted an adjusted service date for an ELIGIBLE EMPLOYEE, “credited service” as calculated from such adjusted service date. In no event, however, shall SERVICE include periods of time after which an officer has ceased to be an ELIGIBLE EMPLOYEE or after the date the ELIGIBLE EMPLOYEE becomes a participant in Part III of the RETIREMENT PLAN.
ARTICLE 2

SERP BENEFITS
2.01    The BASIC SERP BENEFIT payable from the PLAN shall be a monthly annuity with an annuity start date of the later of (a) the first of the month following the month in which the ELIGIBLE EMPLOYEE has a separation from service (as provided under Code Section 409A and related guidance), or (b) the first of the month following the ELIGIBLE EMPLOYEE’s 55th birthday; provided, however, that no payments under the PLAN shall be made until the seventh month following the annuity start date. The first payment shall consist of the monthly annuity payment for the seventh month, plus the first six monthly annuity payments, including interest calculated at a rate to reflect the CORPORATION’s marginal cost of funds. The monthly amount of the BASIC SERP BENEFIT shall be equal to the product of:
1.7% x the average of three highest calendar years’ combination of SALARY and STIP PAYMENT for the last ten years of SERVICE x SERVICE x 1/12.

In computing a year’s combination of SALARY and STIP PAYMENT, the year’s amount shall be the sum of the SALARY and STIP PAYMENT, if any, paid or payable in the same calendar year. If an ELIGIBLE EMPLOYEE has fewer than three years’ SALARY, the average shall be the combination of SALARY and STIP PAYMENT for such shorter time, divided by the number of years and partial years during which such employee was an ELIGIBLE EMPLOYEE.

The BASIC SERP BENEFIT is further reduced by any amounts paid or payable from the RETIREMENT PLAN (other than amounts paid or payable under Part III of the RETIREMENT PLAN), calculated before adjustments for marital or joint pension option elections.

The BASIC SERP BENEFIT is a benefit commencing at age 65. The amount of the benefit payable shall be reduced by the appropriate age and service factors contained in the RETIREMENT PLAN applicable to such employee. For such calculations, the service factor shall be SERVICE as defined in the PLAN.

In computing amounts payable from the RETIREMENT PLAN as an offset to the benefit payable from this PLAN, the RETIREMENT PLAN benefit shall be calculated as though the ELIGIBLE EMPLOYEE elected to receive a pension from the RETIREMENT PLAN commencing on the same date as benefits from this PLAN.

2.02    For ELIGIBLE EMPLOYEES of the PARTICIPATING EMPLOYERS, who transfer from any of said companies to another subsidiary or affiliate, the principles of Section 10 of the RETIREMENT PLAN shall govern the calculation of benefits under this PLAN.
2.03    An ELIGIBLE EMPLOYEE may elect to have his BASIC SERP BENEFIT paid in any one of the following forms that are actuarially equivalent within the meaning of Treasury Regulations Section 1.409A-2(b)(ii), with the first annuity payment commencing at the time set forth in Section 2.01:
(a)    BASIC SERP BENEFIT, or a reduced BASIC SERP BENEFIT as calculated under Section 2.02, paid as a monthly annuity for the life of the ELIGIBLE EMPLOYEE with no survivor’s benefit.
(b)    A monthly annuity payable for the life of the ELIGIBLE EMPLOYEE with a survivor’s option payable to the ELIGIBLE EMPLOYEE’s joint annuitant beginning on the first of the month following the ELIGIBLE EMPLOYEE’s death. Subject to the requirements of Treasury Regulations Section 1.409A-2(b)(ii), the factors to be applied to reduce the BASIC SERP BENEFIT to provide for a survivor’s benefit shall be the factors which are contained in the RETIREMENT PLAN and which are appropriate given the type of joint pension elected and the ages and marital status of the joint annuitants.
An ELIGIBLE EMPLOYEE may make this election by the latest date permitted by the PLAN ADMINISTRATOR and in compliance with the rules of Treasury Regulations Section 1.409A-2(b)(2)(ii).

2.04    Annuities payable to an ELIGIBLE EMPLOYEE who is receiving a (i) BASIC SERP BENEFIT, (ii) a BASIC SERP BENEFIT reduced to provide a survivor’s benefit to a joint annuitant, or (iii) a joint annuitant who is receiving a survivor’s benefit shall be decreased by any additional amounts which can be paid from the RETIREMENT PLAN where such additional amounts are due to increases in the limits placed on benefits payable from qualified pension plans under Section 4l5 of the Internal Revenue Code. The amount of any such decrease shall be adjusted to reflect the type of pension elected by an ELIGIBLE EMPLOYEE under the RETIREMENT PLAN and this PLAN.

ARTICLE 3

SURVIVOR BENEFITS
3.01    In the event that an ELIGIBLE EMPLOYEE who has accrued a benefit under this PLAN dies prior to the date that a BASIC SERP BENEFIT would otherwise commence, the PLAN ADMINISTRATOR shall pay a survivor’s benefit (“SURVIVOR’S BENEFIT”) to the ELIGIBLE EMPLOYEE’s surviving spouse or BENEFICIARY (“Beneficiary” shall have the same meaning as provided under the RETIREMENT PLAN):
(a)    If the sum of the age and SERVICE of the ELIGIBLE EMPLOYEE at the time of death equaled 70 (69.5 or more is rounded to 70) or if the ELIGIBLE EMPLOYEE was age 55 or older at the time of death, the surviving spouse’s or BENEFICIARY’s benefit shall be a monthly annuity commencing at the time set forth in Section 2.01 and shall be payable for the life of the surviving spouse or BENEFICIARY. The amount of the monthly benefit shall be a monthly benefit that is actuarially equivalent to one-half of the monthly BASIC SERP BENEFIT that would have been paid to the ELIGIBLE EMPLOYEE calculated:
(i)    as if he had elected to receive a BASIC SERP BENEFIT, without survivor’s option; and
(ii)    the monthly annuity starting date was the first of the month following the month in which the ELIGIBLE EMPLOYEE died; and
(iii)    without the application of early retirement reduction factors. However, if the surviving spouse or BENEFICIARY is more than 10 years younger than the ELIGIBLE EMPLOYEE, the amount of the surviving spouse’s or BENEFICIARY’s benefit shall be reduced one-twentieth of 1 percent for each full month in excess of 120 months’ difference in their ages, except that such reduction shall not result in a SURVIVOR’S BENEFIT lower than would have been payable if the ELIGIBLE EMPLOYEE had retired as of the date of death and elected a 50 percent joint pension with a spouse of the same gender and age as the surviving spouse or BENEFICIARY.
(b)    If the ELIGIBLE EMPLOYEE is less than 55 years of age or had fewer than 70 points (as calculated under Section 3.01(a)) at the time of death, the surviving spouse or BENEFICIARY will be entitled to receive a monthly annuity commencing at the time set forth in Section 2.01. The amount of the monthly annuity payable to the surviving spouse or BENEFICIARY shall be equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor’s benefit, calculated as if: 1) the ELIGIBLE EMPLOYEE had terminated employment at the date of death, 2) had lived until age 55, 3) had begun to receive PENSION payments at age 55, and 4) had subsequently died.
(c)    If a former ELIGIBLE EMPLOYEE was age 55 or older at the time of his death and not yet receiving a SERP BENEFIT under the PLAN, the surviving spouse or BENEFICIARY will be entitled to receive a monthly annuity at the time set forth in Section 2.01 in an amount equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor’s benefit, calculated as if the former ELIGIBLE EMPLOYEE had begun receiving the converted SERP BENEFIT immediately prior to his death.
(d)    If a former ELIGIBLE EMPLOYEE was younger than age 55 and had fewer than 70 points (as calculated under Section 3.01(a)) at the time of his death, the surviving spouse or BENEFICIARY will be entitled to receive a monthly annuity at the time set forth in Section 2.01 in an amount equal to the BASIC SERP BENEFIT converted to a marital joint annuity providing for a 50 percent survivor’s benefit, calculated as if: 1) the former ELIGIBLE EMPLOYEE had survived until age 55, 2) had begun receiving the converted SERP BENEFIT at age 55, and 3) had subsequently died.

3.02    A surviving spouse or BENEFICIARY who is entitled to receive a SURVIVOR’S BENEFIT under Section 3.01 shall not be entitled to receive any other benefit under the PLAN.
ARTICLE 4

ADMINISTRATIVE PROVISIONS
4.01    Administration. The PLAN shall be administered by the Senior Human Resources Officer of the CORPORATION (“PLAN ADMINISTRATOR”), who shall have the authority to interpret the PLAN and make and revise such rules as he or she deems appropriate. The PLAN ADMINISTRATOR shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing payments hereunder. The PLAN ADMINISTRATOR’s interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.
4.02    Amendment and Termination. The CORPORATION may amend or terminate the PLAN at any time, provided, however, that no such amendment or termination shall adversely affect an accrued benefit which an ELIGIBLE EMPLOYEE has earned prior to the date of such amendment or termination, nor shall any amendment or termination adversely affect a benefit which is being provided to an ELIGIBLE EMPLOYEE, surviving spouse, joint annuitant, or beneficiary under Article II or Article III on the date of such amendment or termination. Anything in this Section 4.02 to the contrary notwithstanding, the CORPORATION may (but is not obligated to) reduce or terminate any benefit to which an ELIGIBLE EMPLOYEE, surviving spouse or joint annuitant, is or may become entitled provided that such ELIGIBLE EMPLOYEE, surviving spouse or joint annuitant is or becomes entitled to an amount equal to such benefit under another plan, practice, or arrangement of the CORPORATION that preserves the time and form of payment rules under the PLAN and otherwise in a manner that complies with Code Section 409A, to the extent required to not violate Code Section 409A.
4.03    Nonassignability of Benefits. Except to the extent otherwise directed by a domestic relations order that the Plan Administrator determines is a Qualified Domestic Relations Order under Section 401(a)(12) of the Internal Revenue Code, the benefits payable under this PLAN or the right to receive future benefits under this PLAN may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the PLAN of the person affected may be terminated by the PLAN ADMINISTRATOR which, in its sole discretion, may cause the same to be held if applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.
4.04    Nonguarantee of Employment. Nothing contained in this PLAN shall be construed as a contract of employment between a PARTICPATING EMPLOYER and the ELIGIBLE EMPLOYEE, or as a right of the ELIGIBLE EMPLOYEE to be continued in the employ of a PARTICIPATING EMPLOYER, to remain as an officer of a PARTICIPATING EMPLOYER, or as a limitation on the right of a PARTICIPATING EMPLOYER to discharge any of its employees, with or without cause.
4.05    Apportionment of Costs. The costs of the PLAN may be equitably apportioned by the PLAN ADMINISTRATOR among the PARTICIPATING EMPLOYERS. Each PARTICIPATING EMPLOYER shall be responsible for making benefit payments pursuant to the PLAN on behalf of its ELIGIBLE EMPLOYEES or for reimbursing the CORPORATION for the cost of such payments, as determined by the CORPORATION in its sole discretion. In the event the respective PARTICIPATING EMPLOYER fails to make such payment or reimbursement, and the CORPORATION does not exercise its discretion to make the contribution on such PARTICIPATING EMPLOYER’s behalf, future benefit accruals of the ELIGIBLE EMPLOYEES of that PARTICIPATING EMPLOYER shall be suspended. If at some future date, the PARTICIPATING EMPLOYER makes all past-due contributions, plus interest at a rate determined by the PLAN ADMINISTRATOR in his or her sole discretion, the benefit accrual of its ELIGIBLE EMPLOYEES will be recognized for the period of the suspension.
4.06    Benefits Unfunded and Unsecured. The benefits under this PLAN are unfunded, and the interest under this PLAN of any ELIGIBLE EMPLOYEE and such ELIGIBLE EMPLOYEE’s right to receive a distribution of benefits under this PLAN shall be an unsecured claim against the general assets of the CORPORATION.
4.07    Applicable Law. All questions pertaining to the construction, validity, and effect of the PLAN shall be determined in accordance with the laws of the United States, and to the extent not preempted by such laws, by the laws of the State of California. The PLAN is intended to comply with the provisions of Code Section 409A. However, the CORPORATION makes no representation that the benefits provided under this PLAN will comply with Code Section 409A and makes no undertaking to prevent Code Section 409A from applying to the benefits provided under this PLAN or to mitigate its effects on any deferrals or payments made under this PLAN.
4.08    Satisfaction of Claims. Notwithstanding Section 4.05 or any other provision of the PLAN, the CORPORATION may at any time satisfy its obligations (either on a before-tax or after-tax basis) for any benefits accrued under the PLAN by the purchase from an insurance company of an annuity contract on behalf of an ELIGIBLE EMPLOYEE. Such purchase shall be in the sole discretion of the CORPORATION and shall be subject to the ELIGIBLE EMPLOYEE’s acknowledgement that the CORPORATION’s obligations to provide benefits hereunder have been discharged, without regard to the payments ultimately made under the contract. In the event of a purchase pursuant to this Section 4.07, the CORPORATION may in its sole discretion make payments to or on behalf of an ELIGIBLE EMPLOYEE to defray the cost to such ELIGIBLE EMPLOYEE of any personal income tax in connection with the purchase.
ARTICLE 5

CLAIMS AND APPEALS PROCEDURE
Any claims for benefits under the Plan made by a participant, beneficiary or other person shall be made and administered in accordance with the following procedures.
5.01    Compliance with Regulations. It is intended that the claims procedure of the Plan be administered in accordance with the claims procedure regulations of the U.S. Department of Labor set forth in 29 C.F.R. Section 2560.503-1.
5.02    Initial Claims.
(a)    Submission of Initial Claims by a Claimant. Claims for benefits under the Plan made by a participant, beneficiary or other person covered or claiming they are entitled to benefits from the Plan (a “Claimant”) (or by an authorized representative of any Claimant) must be submitted in writing to the Director, Benefits, or if the title for the position ever changes, the individual employed in Benefits with direct management responsibility over the Plan (whether a Manager or some other title) (such individual, the “Initial Claim Reviewer”), care of Benefits.
(b)    Authorized Representative. The Plan Administrator may establish and enforce reasonable procedures for determining whether any individual or entity has been authorized to act on behalf of a Claimant.
(c)    Processing of Approved Claims. Approved claims will be processed and, if applicable, the Plan Administrator will issue instructions authorizing payments as approved.

(d)    Notification of Denied Claims. If a claim is denied in whole or in part by the Initial Claim Reviewer in its discretion, the Initial Claim Reviewer shall notify the Claimant of the decision by written or electronic notice, in a manner calculated to be understood by the Claimant. The notice shall set forth:
i)    The specific reasons for the denial of the claim;
ii)    A reference to specific provisions of the Plan on which the denial is based;
iii)    A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
iv)    An explanation of the Plan’s claims review procedure for the denied or partially denied claim and any applicable time limits, and a statement that the Claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
Such notification shall be given within 90 days after the claim is received by the Initial Claim Reviewer (or within 180 days, if special circumstances require an extension of time for processing the claim and provided that written notice of such extension and circumstances and the date a decision is expected is given to the Claimant within the initial 90-day period). A claim is considered approved only if its approval is communicated in writing to a Claimant.
5.03    Appeals of Denied Claims.
(a)    Right to Appeal. Upon denial of a claim in whole or in part, a Claimant or his or her duly authorized representative shall have the right to submit a written request to the Employee Benefit Appeals Committee, as such term is defined the Pacific Gas and Electric Company Retirement Plan Part I, as amended and restated from time to time (the “Employee Benefit Appeals Committee”) for a full and fair review of the denied claim. A request for review of a claim must be submitted within 60 days of receipt by the Claimant of written notice of the denial of the claim. If the Claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the Claimant is precluded from reasserting it. Also, if the Claimant is not provided a notice of denial of an initial claim as set forth in Section 5.02, the Claimant may submit a written request for review to the Employee Benefit Appeals Committee.
(b)    Access to Documents and Records. The Claimant or the Claimant’s representative shall have, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits.
(c)    Right to Submit Additional Information. The Claimant may submit written comments, documents, records and other information relating to the claim for benefits.
(d)    Scope of the Review. The Employee Benefit Appeals Committee review process shall include all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(e)    Preclusion for Materials Not Submitted. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.
(f)    Decision by the Employee Benefit Appeals Committee. The decision by the Employee Benefit Appeals Committee on review shall be in written or electronic form, in a manner calculated to be understood by the Claimant. If the claim is denied on review, the notice shall set forth:
i)    The specific reasons for the denial of the appeal of the claim;
ii)    A reference to specific provisions of the Plan on which the denial is based;
(iii)    A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits; and;
(iv)    A statement describing any voluntary appeal procedures offered by the Plan (if any) and the Claimant’s right to obtain the information about such procedures, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
The Employee Benefit Appeals Committee will advise the Claimant of the results of the review within 60 days after receipt of the written request for review (or within 120 days if special circumstances require an extension of time for processing the request, and if notice of such extension and circumstances, including the date a decision is expected to be made, is given to such Claimant within the initial 60-day period).
5.04    Authority of Initial Claim Reviewer and Employee Benefit Appeals Committee and Deference to their Decisions. To the extent of the responsibility to review initial benefit claims (with respect to the Initial Claim Reviewer) or to review appeals of the denial of benefit claims (with respect to the Employee Benefit Appeals Committee), the Initial Claim Reviewer and the Employee Benefit Appeals Committee, shall have the discretionary authority to interpret and apply the provisions of the Plan and such decisions shall be afforded the maximum deference permitted by law. Benefits will be paid only if the Initial Claim Reviewer (with respect to initial benefit claims) or the Employee Benefit Appeals Committee (with respect to appeals of the denial of benefit claims) decides in its discretion that the Claimant is entitled to them. The decisions of the Employee Benefit Appeals Committee shall be final and binding on the Claimant.
5.05    Exhaustion of Claims Procedure Required in All Cases. A participant, beneficiary or other person asserting a claim, alleging a violation of or seeking any remedy under any provision of ERISA or other applicable law that relates in any manner to the Plan is considered a Claimant and is subject to the claims procedures described in this Article 5.
A participant, beneficiary or other person made subject to the claims procedures in this Article 12 must follow and exhaust the applicable claims procedures described in this Article 5 with respect to any claim, alleged violation, or sought remedy before taking action in any other forum regarding a claim for benefits under the Plan or alleging a violation of, or seeking any remedy under, any provision of ERISA or other applicable law.
A Claimant and any representative of a Claimant may not bring an action in any other forum later than the earliest of (1) one year from the date of completion of the Plan’s claims appeal process set forth in this Article 5, (2) one year from the latest date on which an appeal is permitted to be filed under this claims and appeals process after the denial of an initial claim (i.e., within 60 days of receipt of an initial claim denial notification), and (3) two years from the date a Claimant knew or should have known that a claim existed. The foregoing in no way serves as a waiver of the exhaustion requirement set forth in the preceding paragraph.
Any action described in this Section 5.05 must be filed in the Federal District Court for the Northern District of California.